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                                                               Exhibit 11
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                                 CHIREX INC.

                    STATEMENT COMPUTATION OF LOSS PER SHARE

                                                              Historical
                                                               Weighted
                                                                Average
                                                                 Shares
                           Type of Security

Company, for the three months ended March 31, 1996

  Common stock outstanding at beginning of year                3,489,301

  Issuance of cheap stock                                         50,285

  Weighted average common stock issued during the period       1,618,657

                                                              ----------
    Weighted average common stock oustanding                   5,158,243
                                                              ==========
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